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                                                                Exhibit 4(k)(ii)

                  GUARANTEED MINIMUM ACCUMULATION BENEFIT RIDER

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RIDER SECTION 1.                    DEFINITIONS

1.1  WHAT ARE THE MOST COMMONLY     BENEFIT ALLOCATION MODEL - one or more
     USED TERMS AND WHAT DO THEY    specific investment options or purchase
     MEAN?                          payment allocation models that we will use
                                    to provide the guarantee described by this rider. The benefit allocation model selected is shown on the Rider Data Page.

                                    BENEFIT BASIS - the guaranteed minimum
                                    contract value under this rider as of the expiration date for the benefit period. See
                                    Section 5.2.

                                    BENEFIT PERIOD - a period of time beginning on a start date and continuing until an expiration date. References to a "benefit period" include your initial benefit period, a new benefit period if you elect to step-up and any renewal benefit period(s) thereafter.

                                    MONTHLY ANNIVERSARY - the same day in each month as the rider issue date.

                                    RIDER ANNIVERSARY - the same day and month as the rider issue date for each year this rider remains in force.

                                    RIDER ISSUE DATE - the date shown on the Rider Data Page that is used to determine rider years and rider anniversaries.

                                    RIDER YEAR - any twelve-month period
                                    beginning on a rider issue date or a rider anniversary and ending one day before the next rider anniversary.

                                    STEP-UP ANNIVERSARY - the same day and month as the step-up date if a step-up in the benefit basis is elected as described in Rider Section 5.4.

                                    STEP-UP DATE - the date on which a step-up in the benefit basis occurs, if elected, as described in Rider Section 5.4. The step-up date will be used to determine step-up anniversaries.

                                    WINDOW PERIOD - the period of time that
                                    additional purchase payment(s) made may be included in the benefit basis. The window period, if any, is shown on the Rider Data Page.

RIDER SECTION 2.                    GENERAL INFORMATION

2.1  WHAT IS OUR AGREEMENT WITH     Our agreement with you includes this rider
     YOU?                           as a part of the contract to which it is
                                    attached. The provisions of the contract apply to this rider unless they conflict with the rider. If there is a conflict, the rider provision will apply. The issue date for this rider is shown on the Rider Data
                                    Page.

                                    We promise to provide the benefits described in this rider as long as the contract and this rider are in force and all the terms and conditions of this rider are met.

2.2  WHAT ARE THE BENEFITS          This rider provides for a guaranteed minimum
     PROVIDED BY THIS RIDER?        accumulation benefit as described in this
                                    rider.
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2.3  WHEN WILL THIS RIDER           You may terminate this rider on any date
     TERMINATE?                     following the expiration of the minimum
                                    charge period. The minimum charge period is shown on the Rider Data Page.

                                    This rider will automatically terminate on the earliest of:

                                         a.)  the expiration date of the benefit
                                              period;

                                         b.)  the payout date;

                                         c.)  the date due proof of death of the
                                              annuitant (last remaining
                                              annuitant if joint annuitants) is
                                              received;

                                         d.)  the date there is a change of
                                              annuitant for any reason; or

                                         e.)  the date you surrender your
                                              contract.

                                    In order to provide the guarantee described by this rider, we require use of an available benefit allocation model for your contract value and for allocation of your net purchase payments. If you elect to discontinue using an available benefit allocation model:

                                         a.)  this rider will automatically
                                              terminate on the later of:

                                              1.)  the last day of the minimum
                                                   charge period as shown on the
                                                   Rider Data Page;

                                              2.)  the date your contract value
                                                   is transferred to an
                                                   investment option other than
                                                   an available benefit
                                                   allocation model; or

                                              3.)  the date of change in
                                                   allocation of net purchase
                                                   payments to an investment
                                                   option other than an
                                                   available benefit allocation
                                                   model; and

                                         b.)  the benefit basis will be reduced
                                              to zero as of the date of the
                                              transfer or change in allocation;

                                         c.)  you can not step-up the benefit
                                              basis or renew a benefit period as
                                              described in Rider Sections 5.4
                                              and 5.5; and

                                         d.)  this rider can not be converted to
                                              a Guaranteed Minimum Withdrawal
                                              Benefit Rider as described in
                                              Section 5.6.

RIDER SECTION 3.                    RIDER CHARGES

3.1  IS THERE A CHARGE FOR THIS     There is an annual charge for this rider.
     RIDER?                         The annual charge is determined by
                                    multiplying the current rider charge (shown on the Rider Data Page) by the average monthly contract value for the prior contract year. The average monthly contract value is equal to the sum of each monthly contract value (the contract value as of the same day of the month as the contract issue date) divided by the number of months.

                                    The current rider charge is guaranteed not to change for the duration of the benefit period. If you elect to step-up your benefit basis or renew a benefit period, the rider charge will equal the amount we are currently charging for new issues of this rider. If we are no longer issuing this rider, then the rider charge will be set by the company.

                                    During the accumulation period, this charge will be deducted pro-rata from your contract value on each contract anniversary.

                                    The rider charge will also be deducted upon
                                    full surrender of the contract, election to
                                    step-up the benefit basis, expiration of the
                                    benefit period, conversion to a guaranteed
                                    minimum withdrawal benefit rider,
                                    termination of the rider after expiration of
                                    the minimum charge period, payment of death
                                    proceeds, or the start of payments under an
                                    income payout option, if not on a contract
                                    anniversary. Any charge for a partial year
                                    will be in proportion to the number of days
                                    since the prior contract anniversary.
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RIDER SECTION 4.                    PURCHASE PAYMENTS AND TRANSFERS

4.1  ARE THERE ALLOCATION           We require that net purchase payment(s) be
     LIMITATIONS DURING THE         allocated to an available benefit allocation
     BENEFIT PERIOD?                model for the duration of the benefit
                                    period.

                                    The benefit allocation model selected as of the rider issue date is shown on the Rider Data Page. Subject to obtaining approval or consent required by applicable law, we reserve the right to:

                                         a.)  add benefit allocation models
                                              without prior notice;

                                         b.)  remove or substitute benefit
                                              allocation models; and

                                         c.)  substitute investment options
                                              within an available benefit
                                              allocation model.

                                    You will be notified in advance of any
                                    substitution, removal or change to a benefit allocation model that you selected.

                                    You may change the allocation of subsequent net purchase payments to one of the other available benefit allocation models at any time, without charge by written request. Any change will be effective at the time we receive your written request. However, your contract value at the time of such request must also be transferred to the benefit allocation model selected.

                                    If you change the allocation of subsequent net purchase payments to an investment option other than an available benefit allocation model during a benefit period:

                                         a.)  your benefit basis will be reduced
                                              to zero as of the date of the
                                              change in allocation; and

                                         b.)  this rider will terminate. See
                                              Rider Section 2.3.

4.2  HOW WILL ADDITIONAL PURCHASE   Additional purchase payments will increase
     PAYMENTS MADE TO YOUR          your benefit basis, subject to the following
     CONTRACT AFFECT THE BENEFIT    requirements:
     BASIS?
                                         a.)  we must receive any additional
                                              purchase payments during the
                                              window period shown on the Rider
                                              Data Page; and

                                         b.)  the increase in your benefit basis
                                              is limited to the maximum window
                                              purchase payment amount shown on
                                              the Rider Data Page.

                                    Any additional purchase payments that are made after the window period will increase your contract value, but will not increase your benefit basis. Any additional purchase payments or portion of an additional purchase payment that exceeds the maximum window purchase payment amount will increase your contract value, but will not increase your benefit basis. Careful consideration should be given before making additional purchase payments that do not increase your benefit basis as well as your contract value. Such payments may negatively impact the benefit provided by this rider.

4.3  CAN CONTRACT VALUE BE          You may transfer your contract value to any
     TRANSFERRED?                   benefit allocation model that we make
                                    available.

                                    If you elect to transfer your contract value to an investment option other than an available benefit allocation model during a benefit period:

                                         a.)  your benefit basis will be reduced
                                              to zero as of the date of
                                              transfer; and

                                         b.)  this rider will terminate. See
                                              Rider Section 2.3.
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RIDER SECTION 5.                    GUARANTEED MINIMUM ACCUMULATION BENEFIT

5.1  WHAT IS THE GUARANTEED         The guaranteed minimum accumulation benefit
     MINIMUM ACCUMULATION           is a guarantee that your contract value as
     BENEFIT?                       of the expiration date for the benefit
                                    period will be at least as great as the
                                    benefit basis.

5.2  HOW IS THE BENEFIT BASIS       The benefit basis as of the rider issue date
     DETERMINED?                    is shown on the Rider Data Page and is equal
                                    to:

                                         a.)  your initial purchase payment if
                                              this rider is issued at the same
                                              time your contract is issued;

                                         b.)  your contract value as of the
                                              rider issue date if this rider is
                                              issued after your contract is
                                              issued; or

                                         c.)  the continuation amount if this
                                              rider is issued as a result of
                                              spousal continuation.

                                    The benefit basis will be increased by any purchase payment(s) received during the window period (up to the maximum window purchase payment allowed as shown on the Rider Data Page).

                                    Transfers and changes in allocation to an investment option other than to an available benefit allocation model during a benefit period will reduce your benefit basis to zero as of the date of transfer or change in allocation and will result in termination of this rider. See Rider Section 2.3.

5.3  HOW IS YOUR BENEFIT BASIS      If you make a partial withdrawal, your
     ADJUSTED FOR PARTIAL           benefit basis will be reduced by the greater
     WITHDRAWALS?                   of:

                                         a.)  the partial withdrawal amount,
                                              including associated surrender
                                              charges, if any; or

                                         b.)  the proportion of your benefit
                                              basis withdrawn. The proportion is
                                              equal to (1) divided by (2), with
                                              the result multiplied by (3),
                                              where:

                                                   (1)= the partial withdrawal
                                                        amount, including
                                                        associated surrender
                                                        charges, if any;

                                                   (2)= the contract value
                                                        immediately prior to the
                                                        partial withdrawal; and

                                                   (3)= the benefit basis
                                                        immediately prior to the
                                                        partial withdrawal.

5.4  CAN YOU STEP-UP THE BENEFIT    You have the option to step-up the benefit
     BASIS TO EQUAL THE CURRENT     basis to equal the current contract value
     CONTRACT VALUE?                and begin a new benefit period of the same
                                    duration as the prior benefit period on any monthly anniversary on or following the third (3rd) rider anniversary. If step-up is elected, you have the option to step-up the benefit basis again on any monthly anniversary on or following the third (3rd) step-up anniversary.

                                    You may step-up the benefit basis provided:

                                         a.)  your contract value is greater
                                              than zero;

                                         b.)  your contract value is greater
                                              than the benefit basis as of the
                                              step-up date;

                                         c.)  the annuitant (oldest annuitant if
                                              joint annuitant) is age 85 or
                                              younger as of the step-up date;
                                              and

                                         d.)  the expiration date for the new
                                              benefit period does not extend
                                              past the anticipated payout date
                                              shown on the Contract Data Page;
                                              and

                                         e.)  we receive your written request to
                                              step-up the benefit basis.
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                                    Your step-up date will be the monthly
                                    anniversary following receipt of your
                                    written request.

                                    If a step-up is elected:

                                         a.)  the start date for the new benefit
                                              period is equal to the step-up
                                              date;

                                         b.)  your benefit basis will be
                                              adjusted to be equal to your
                                              contract value as of the step-up
                                              date; and

                                         c.)  the minimum charge period will
                                              start over as of the step-up date.

                                    The rider charge for the new benefit period will equal the amount we are currently charging for new issues of this rider and may be different from the prior rider charge. If we are no longer issuing this rider, then the rider charge will be set by the company. We will send a new Rider Data Page to you with the information that is applicable to the new benefit period.

5.5  CAN A BENEFIT PERIOD BE        You have the option to renew a benefit
     RENEWED?                       period as of the expiration date provided:

                                         a.)  the renewal benefit period is the
                                              same duration as the prior benefit
                                              period;

                                         b.)  the expiration date for the
                                              renewal benefit period does not
                                              extend past the contract
                                              anniversary following the
                                              annuitant's (oldest annuitant if
                                              joint annuitants) 85th birthday or
                                              10 years from the contract issue
                                              date;

                                         c.)  your benefit basis is greater than
                                              zero;

                                         d.)  your contract value is greater
                                              than the benefit basis as of the
                                              expiration date; and

                                         e.)  your written request to renew the
                                              benefit period is received in the
                                              home office thirty (30) days prior
                                              to an expiration date.

                                    If you elect to renew a benefit period:

                                         a.)  the start date for the renewal
                                              benefit period is equal to the
                                              expiration date for the prior
                                              benefit period;

                                         b.)  the benefit basis will be adjusted
                                              to equal your contract value as of
                                              the renewal date; and

                                         c.)  the minimum charge period will
                                              start over as of the renewal date.

                                    The rider charge for the renewal benefit period will equal the amount we are currently charging for new issues of this rider and may differ from the prior rider charge. If we are no longer issuing this rider, then the rider charge will be set by the company. We will send a new Rider Data Page to you with the information that is applicable to the renewal benefit period.

5.6  CAN THIS RIDER BE CONVERTED    You have the option to convert this rider by
     TO A GUARANTEED MINIMUM        written request to a Guaranteed Minimum
     WITHDRAWAL BENEFIT RIDER?      Withdrawal Benefit Rider provided:

                                         a.)  this rider is in force with a
                                              benefit basis greater than zero;

                                         b.)  the annuitant (oldest annuitant if
                                              joint annuitants) is age 85 or
                                              younger as of the date of
                                              conversion; and

                                         c.)  a Guaranteed Minimum Withdrawal
                                              Benefit Rider is available for
                                              this purpose at the time of
                                              conversion.

                                    Conversion will occur on the monthly
                                    anniversary following receipt of your
                                    written request for conversion.
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5.7  WHAT HAPPENS ON THE            On the expiration date, we will compare the
     EXPIRATION DATE?               benefit basis to your contract value.

                                    If the benefit basis is greater than your contract value:

                                         a.)  we will add the difference to your
                                              contract value in the same
                                              proportion that the value in each
                                              investment option has to the total
                                              value; and

                                         b.)  this rider will terminate.

                                    If the benefit basis is less than your
                                    contract value:

                                         a.)  there will be no adjustment to
                                              your contract value; and

                                         b.)  you may exercise one of the
                                              following options by written
                                              request:

                                              1.)  renew the benefit period as
                                                   described in Rider Section
                                                   5.5; or

                                              2.)  convert this rider to an
                                                   available Guaranteed Minimum
                                                   Withdrawal Benefit Rider as
                                                   of the benefit period
                                                   expiration date as described
                                                   in Rider Section 5.6.

                                              If you do not renew the benefit
                                              period or convert this rider, your
                                              contract value will be increased
                                              by an amount equal to all rider
                                              charges deducted during the most
                                              recent benefit period and this
                                              rider will terminate. The increase
                                              will occur on the expiration date
                                              and will be allocated pro-rata
                                              according to your purchase payment
                                              allocation designation on file.
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CUNA Mutual Insurance Society
A Mutual Insurance Company


/s/ Jeff Post
President

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                                 RIDER DATA PAGE       CONTRACT NUMBER: 12345678

                     GUARANTEED MINIMUM ACCUMULATION BENEFIT

ANNUITANT(S)                        ANNUITANT(S) ISSUE AGE(S)
[John Doe]                          [35]

OWNER(S)                            RIDER ISSUE DATE
[John Doe]                          [October 29, 2007]

STEP-UP DATE: [N/A or actual step-up date]

BENEFIT BASIS: [$100,000]

START DATE: [October 29, 2007]

EXPIRATION DATE: [October 29, 2017]

WINDOW PERIOD: [October 29, 2007 - October 29, 2008]

MAXIMUM WINDOW PURCHASE PAYMENT: [$200,000]

BENEFIT PERIOD: [10 years]

CURRENT RIDER CHARGE: [0.50%]

MINIMUM CHARGE PERIOD: [October 29, 2007 - October 29, 2014]

BENEFIT ALLOCATION MODEL:

100% Diversified Income
100% Conservative Allocation
100% Moderate Allocation

CONSERVATIVE MODERATE
48% Conservative Allocation
52% Moderate Allocation

CONSERVATIVE 7-14 YEARS
45% Bond
25% Large Cap Value
10% Large Cap Growth
 5% Mid Cap Growth
 5% High Income
 5% Mid Cap Value
 5% International Stock

CONSERVATIVE 15+ YEARS
35% Bond
20% Large Cap Value
10% Large Cap Growth
 5% Mid Cap Growth
 5% Mid Cap Value
10% International Stock
 5% Global Securities
 5% High Income
 5% Small Cap Value

MODERATE 7-14 YEARS
30% Bond
20% Large Cap Value
10% Large Cap Growth
 5% Mid Cap Growth
10% Mid Cap Value
10% International Stock
 5% Global Securities
 5% High Income
 5% Small Cap Value